UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 8, 2024
RB Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)
Two Westbrook Corporate Center, Suite 500, Westchester, Illinois, 60154
(Address of principal executive offices) (Zip Code)
(708) 492-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On November 8, 2024, RB Global, Inc. (the "Company") issued a press release announcing its financial results for the third quarter ended September 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2024, Jeffrey Smith notified the Company of his decision to retire from service on the Company’s Board of Directors effective immediately. Effective upon Mr. Smith’s resignation, the Board decreased the total number of authorized directors from eleven to ten. Mr. Smith’s decision to retire from the Board of Directors does not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 8.01 Other Events
On November 6, 2024, the Company declared a quarterly cash dividend of $0.29 per common share, payable on December 18, 2024, to shareholders of record on November 27, 2024.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Description
99.1	News release, dated November 8, 2024 issued by RB Global, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024	RB Global, Inc.

	By:	/s/ Darren Watt
Darren Watt
Chief Legal Officer